                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MICROPOLIS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                    Micropolis Corporation
                                                    21211 Nordhoff Street
                                                    Chatsworth, CA 91311
                                                    (818) 709-3300

                                                    Stuart P. Mabon
                                                    Chairman of the Board
                                                    and President

  Dear Stockholder:

    It is my pleasure to invite you to attend your Company's Annual Meeting of Stockholders on April 26, 1995. The meeting will be held at the Company's headquarters in Chatsworth, California and will begin at 10:00 a.m. In the following pages you will find information about the meeting and a Proxy Statement.

    During the business session, I will review Micropolis' past year and discuss its prospects for the future. Our Stockholders will also have the opportunity to discuss their Company with the directors and officers of Micropolis.

    If you cannot be with us in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the postage-paid envelope. Your prompt return of the card will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

    I hope you can join us at the Annual Meeting.

                                          Sincerely,

                                          /s/ Stuart P. Mabon

                                          Stuart P. Mabon

  March 27, 1995

                             MICROPOLIS CORPORATION
                             21211 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 26, 1995

To Our Stockholders:

  The Annual Meeting of the Stockholders of Micropolis Corporation, a Delaware corporation (the "Company"), will be held at Micropolis Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, April 26, 1995 at 10:00 a.m., local time, for the following purposes:

  1. To elect five directors to serve during the ensuing year and until their successors are elected and have qualified;

  2. To consider and vote upon an amendment to the Stock Option Plan for Directors of Micropolis Corporation to increase the number of options automatically granted under this plan; and

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  The Board of Directors intends to present for election as directors the nominees named in the accompanying proxy statement, whose names are incorporated herein by reference.

  In accordance with the By-Laws of the Company, the Board of Directors has fixed the close of business on Tuesday, March 7, 1995 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

  All stockholders are cordially invited to attend the Annual Meeting.

                                           By Order of the Board of Directors

                                                   Ericson M. Dunstan
                                                       Secretary

Chatsworth, California
March 27, 1995

 In order to ensure your representation at the Annual Meeting, if you cannot be present, you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

                             MICROPOLIS CORPORATION
                             21211 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311

                                PROXY STATEMENT

  This Proxy Statement is furnished to the stockholders by the Board of Directors of Micropolis Corporation, a Delaware corporation (the "Company"), for solicitation of proxies for use at the Annual Meeting of Stockholders to be held at Micropolis Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, April 26, 1995 at 10:00 a.m., local time, and at any and all adjournments thereof. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and informs the Secretary in writing that he or she wishes to vote his or her shares in person. Expenses incident to the preparation and mailing of the notice of meeting, proxy statement and form of proxy are to be paid by the Company. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 27, 1995.

  Following the initial mailing of the proxy statement and proxies, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person; employees of the Company who assist in such activities will not receive additional compensation in connection therewith.

  The purpose of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

                        VOTING SHARES AND VOTING RIGHTS

  Stockholders of record at the close of business on March 7, 1995, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. There were 15,326,630 shares of Common Stock of the Company outstanding on that date. Each share of the Common Stock is entitled to one vote. In voting for the election of directors, each share has one vote for each position filled. There is no cumulative voting, which means a simple majority of the shares voting may elect all of the directors to be elected.

  Under the Company's By-Laws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under the Company's By-Laws and Delaware law, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal.

  The beneficial ownership of the Company's Common Stock by certain beneficial owners and by each of the Company's directors, each of its five most highly-compensated officers and all executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management."

                             ELECTION OF DIRECTORS

  The By-Laws of the Company presently provide for five directors. All five directors are to be elected at the 1995 Annual Meeting and will hold office until the 1996 Annual Meeting or until their successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the five nominees proposed by the Board of Directors. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. The following table sets forth the names and ages of the nominees for election to the Board of Directors, the principal occupation or employment of each of such nominees during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies held by such nominees, the present position of such nominees with the Company, and the period during which such nominees have served as directors of the Company. All of the nominees named below have consented to being named herein and to serve if elected.

                                                              PRESENT POSITION
                                      PRINCIPAL OCCUPATION    WITH THE COMPANY
                                      DURING PAST 5 YEARS;    AND PERIOD SERVED
    NAME AND AGE                      OTHER DIRECTORSHIPS        AS DIRECTOR
    ------------                      --------------------    -----------------
   Stuart P. Mabon, 57............. President and Chairman   President and
                                    of the Board of the      Chairman of the
                                    Company                  Board; Director
                                                             since 1976

   Ericson M. Dunstan, 62.......... Senior Vice President    Senior Vice
                                    --Corporate Engineering  President--
                                    since October 1985 and   Corporate Engineer-
                                    Secretary of the Company ing and Secretary;
                                    since 1976               Director since 1976

   Chriss W. Street, 45............ Principal of Chriss      No present or prior
                                    Street and Company; a    positions with the
                                    business involved in     company
                                    stock brokerage, venture
                                    capital, and
                                    restructuring, since
                                    January 1991. Chairman
                                    and CEO of Comprehensive
                                    Care, a publicly traded
                                    firm which develops,
                                    markets and manages
                                    programs for treatment
                                    of chemical dependency
                                    and psychiatric
                                    disorders, since
                                    November 1993. Secretary
                                    and Treasurer of
                                    Hacienda Village
                                    Modernization
                                    Corporation; a nonprofit
                                    organization to give
                                    vocational training and
                                    assistance to the under-
                                    privileged minority
                                    residents of a housing
                                    project, since June
                                    1993.

   J. Larry Smart, 47.............. President and Chief      No present or prior
                                    Executive Officer of     positions with the
                                    Maxtor Corporation, a    company
                                    company that
                                    manufactures Winchester
                                    disk drives and other
                                    mass-storage products,
                                    from March 1994 to
                                    February 1995; Chairman
                                    of the Board of
                                    Southwall Technologies
                                    Inc., a thin film
                                    technology company,
                                    since March 1994;
                                    President and Chief
                                    Executive Officer of
                                    Southwall Technologies
                                    Inc. from June 1991 to
                                    March 1994; and Senior
                                    Vice President at SCI
                                    Systems, a contract
                                    manufacturer, from
                                    November 1987 to June
                                    1991.

   S. Kenneth Kannappan, 35........ Vice President--Sales of No present or prior
                                    Plantronics, Inc. since  positions with the
                                    February 1995. Senior    company.
                                    Vice President, Kidder,
                                    Peabody & Co.
                                    Incorporated, an
                                    investment banking firm,
                                    from 1985 to December
                                    1994.

  Mr. Street was appointed to the Board of Directors on March 27, 1995 and will serve in that capacity until the completion of the election of Directors at the 1995 Annual Meeting.

  During the 1994 fiscal year the Board of Directors of the Company held seven meetings. Each director attended 100% of the total number of meetings of the Board and of committees of the Board on which he served held during the year, except Mr. Smith who was not present at one Board meeting.

  The Board of Directors of the Company has the following standing committees: the Audit Committee and the Compensation Committee. Mr. Theodore J. Smith and, through March 1, 1995, Mr. J. Burgess Jamieson comprised the members of both committees. The functions of the Audit Committee are to aid the directors in fulfilling their responsibilities for financial reporting to the stockholders, to oversee the financial controls exercised by management, and to provide channels of communication between the Board of Directors, management and the Company's independent auditors. The functions of the Compensation Committee are to review and approve executive officer base salary and incentive compensation, stock plans, and other compensation matters and to administer the Company's stock option plan for executive officers and key employees. The Audit Committee and the Compensation Committee met two and five times, respectively, during 1994. The Company has no nominating committee.

  Each director who is not an officer of the Company was paid a retainer fee of $3,000 per quarter, an attendance fee of $2,000 per Board meeting attended, and a daily attendance fee of $1,000 for all committee meetings attended.

  In October 1987, the Board of Directors adopted the Stock Option Plan for Directors of Micropolis Corporation (the "Directors Plan") which was approved by the stockholders of the Company in April 1988. As of January 31, 1995, there were options outstanding to purchase an aggregate of 140,000 shares of Common Stock. At the close of business on the date of each annual meeting of the stockholders of the Company, each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, is presently automatically granted an option to purchase 5,000 shares of the Company's Common Stock and, subject to stockholder approval of the proposed amendment to the Directors Plan described below, would be granted an option to purchase 10,000 shares of the Company's Common Stock. In addition, when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company is presently automatically granted an option to purchase 20,000 shares of the Company's Common Stock at the close of business on the date of his or her election to the Board and, subject to stockholder approval of the proposed amendment to the Directors Plan described below, would be granted an option to purchase 30,000 shares of the Company's Common Stock. Further stockholder action is not required with respect to such automatic option grants in the future. Options under the Directors Plan have an exercise price equal to the fair market value of the shares covered by the option on the date of grant, have a term of five years and become exercisable in three equal annual installments commencing one year after the date of grant. At the close of business on April 26, 1995, options to purchase 30,000 shares of the Company's Common Stock will automatically be granted to each of Mr. Street, Mr. Smart and Mr. Kannappan (if elected) at the market price of the Company's Common Stock on April 26, 1995 (subject to stockholder approval).

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information, as of December 31, 1994, with respect to those known by the Company, based solely on a review of filings on Schedules 13D or 13G, to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock.

              NAME AND ADDRESS OF          AMOUNT AND NATURE OF   PERCENT
               BENEFICIAL OWNER            BENEFICIAL OWNERSHIP   OF CLASS
              -------------------          --------------------   --------
      Ryback Management Corporation(1)          2,090,342          13.7%
       7711 Carondelet Avenue
       Box 16900
       St. Louis, Missouri 63105

      State of Wisconsin Investment Board       1,466,000           9.6%
       P.O. Box 7842
       Madison, Wisconsin 53707

      First Pacific Advisors                    1,137,480           7.5%
       11400 West Olympic Boulevard
       Suite 1200
       Los Angeles, California 90064

      Richard C. Perry                            910,000           5.9%
       2635 Century Parkway, N.E.
       Suite 1000
       Atlanta, Georgia 30345

--------
(1) Shares held in a fiduciary capacity by Ryback Management Corporation and/or Lindner Fund, Inc. as of December 31, 1994. Amount beneficially owned:
    1,427,300 shares held by Linder Fund, Inc., and 663,042 shares managed by Ryback Management Corporation.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding ownership of the Company's Common Stock as of January 31, 1995 by nominees for Directors, by each of the named Executive Officers and by all Executive Officers and Directors as a group:

                                                                         PERCENT
                                              AMOUNT AND NATURE OF          OF
               NAME                       BENEFICIAL OWNERSHIP(1)(2)(3)   CLASS
               ----                       -----------------------------  -------
   DIRECTORS
    Stuart P. Mabon.....................             340,667               2.2%
    Ericson M. Dunstan..................              65,250                 *
    Chriss W. Street....................              26,500                 *
    J. Larry Smart......................                 --                --
    S. Kenneth Kannappan................                 --                --

   EXECUTIVE OFFICERS
    Taroon C. Kamdar....................              46,500                 *
    Nigel C. Macleod....................              13,000
    Joel A. Appelbaum...................              12,000                 *
    Dale J. Bartos......................              42,093                 *
    All Executive Officers and Directors
     as a Group (14 persons, including
     those named).......................             590,064               3.8%

--------
 *  Less than 1%.
(1) Information with respect to beneficial ownership is based on information furnished to the Company by each person included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by the stockholder.

(2) All of the stockholders included in this table reside in California. California has community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of the shares.

(3) Includes installments of options to purchase 70,667, 6,000, 46,500, 13,000, 12,000, 20,800 and 222,301 shares of Common Stock held by Mr. Mabon, Dr. Dunstan, Mr. Kamdar, Mr. Macleod, Mr. Appelbaum, Mr. Bartos and all executive officers and directors as a group, respectively, that were exercisable on, or within 60 days after, January 31, 1995.

                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

  The following table and accompanying notes show, for the Chief Executive Officer and the other four most highly-compensated executive officers of the Company for 1994, the compensation paid by the Company and its subsidiaries to such persons for services in all capacities during 1994 and the preceding two fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                  ANNUAL COMPENSATION           COMPENSATION
                         -------------------------------------- ------------
                                                     OTHER        OPTIONS
       NAME AND                                     ANNUAL        GRANTED       ALL OTHER
  PRINCIPAL POSITION     YEAR SALARY(1)  BONUS  COMPENSATION(2)   (SHARES)   COMPENSATION(3)
  ------------------     ---- --------- ------- --------------- ------------ ---------------
Stuart P. Mabon,         1994 $292,136  $   --       $ --          20,000        $11,798
 President and           1993  296,871   22,860        --          50,000          3,933
 Chairman of the Board   1992  273,321  127,940        --             --          13,711

Taroon C. Kamdar,        1994  200,044   25,000      2,060         25,000         48,075
 President,              1993  203,410   91,170      2,612            --             --
 Asia Pacific Division   1992  175,032  219,406      6,318         10,000          4,364

Nigel C. Macleod,        1994  162,925   89,333        --           5,000            --
 Vice President--        1993  157,993   32,000        --             --             --
 Engineering(4)          1992   53,658      --         --          30,000            --

Joel A. Appelbaum,       1994  165,421   50,000        --          60,000            --
 Executive
 Vice President--Sales
 and Marketing(5)

Dale J. Bartos, Senior   1994  185,484   15,000        --          15,000            --
 Vice President--        1993  189,051    9,525        --             --             --
 Finance and Chief       1992  179,072   71,644        --           7,000          4,364
 Financial Officer(6)

--------
(1) Includes amounts contributed by each person named through salary reduction under the Micropolis Corporation Employee Savings and Retirement Plan (the "Section 401(k) Plan"). The 1993 salary year included 53 weeks.

(2) Amounts represent reimbursement during the fiscal year for the payment of taxes.

(3) Amounts for Mr. Mabon include payoff of accrued vacation of $11,798, $3,933 and $9,347 in 1994, 1993 and 1992, respectively. Amounts for Mr. Kamdar include cash payment of $48,075 relating to his overseas assignment. Amounts in 1992 include the Company's contributions of $4,364 to the
    Section 401(k) Plan on behalf of Mr. Mabon, Mr. Kamdar and Mr. Bartos.

(4) Bonus amounts for Mr. Macleod in 1993 and 1994 are in accordance with his employment contract with the Company dated August 10, 1992.

(5) Mr. Appelbaum resigned from the Company on March 2, 1995.

(6) Mr. Bartos resigned from the Company on March 17, 1995.

  The Company has a severance pay agreement with Mr. Kamdar and had a severance pay agreement with Mr. Appelbaum which provide for payments to such persons in the event their employment is terminated by the Company for reasons other than cause. At December 30, 1994, the aggregate commitments pursuant to the agreements were approximately $100,000 and $200,000 for Mr. Kamdar and Mr. Appelbaum, respectively. The commitment to Mr. Kamdar is for six months base salary and performance bonus. The commitment for Mr. Appelbaum during his first year of employment was for one year base salary. After his first year of employment, the commitment to Mr. Appelbaum was for six months base salary.

STOCK OPTIONS

  In October 1987, the Board of Directors adopted the Stock Option Plan for Executive and Key Employees of Micropolis Corporation (the "Option Plan"). The Option Plan was approved by stockholders in April 1988. The Option Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Option Plan, full-time employees of the Company and of any subsidiary of the Company are eligible to receive grants of non-qualified stock options and incentive stock options (as defined in Section 422 of the Internal Revenue Code (the "Code")).

  The following table sets forth information regarding stock options granted in 1994 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   GRANT DATE
                      INDIVIDUAL GRANTS                         PRESENT VALUE(2)
--------------------------------------------------------------- ----------------
                                 % OF TOTAL
                                  OPTIONS
                 OPTIONS GRANTED GRANTED TO EXERCISE EXPIRATION
     NAME          (SHARES)(1)   EMPLOYEES   PRICE      DATE      5%      10%
     ----        --------------- ---------- -------- ---------- ------- --------
Stuart P.
 Mabon..........     20,000         4.2%     $5.625   2/16/99   $31,082 $ 68,682
Taroon C.
 Kamdar.........     25,000         5.2%     $5.625   2/16/99   $38,852 $ 85,853
Nigel C.
 Macleod........      5,000         1.0%     $5.625   2/16/99   $ 7,770 $ 17,171
Joel A.
 Appelbaum......     60,000        12.6%     $5.625   2/16/99   $93,245 $206,047
Dale J. Bartos..     15,000         3.1%     $5.625   2/16/99   $23,311 $ 51,512

--------
(1) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of five years and become exercisable in three to five equal installments, each of which accrues at the end of each year after the grant date except for the fifth installment, which accrues 60 days before the expiration date.

(2) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

  The following table sets forth information regarding stock option exercises and year-end stock option values for each of the named executive officers for 1994.

  OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 30, 1994

                                                                             VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED        'IN-THE-MONEY'
                                                       STOCK OPTIONS           STOCK OPTIONS(1)
                                                 ------------------------- -------------------------
                           SHARES
                          ACQUIRED      VALUE
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Stuart P. Mabon.........      --           --      66,667       53,333       $79,201     $143,359
Taroon C. Kamdar........      --           --      41,500       43,500       $41,615     $ 98,741
Nigel C. Macleod........      --           --      12,000       23,000       $ 5,256     $ 24,449
Joel A. Appelbaum.......      --           --         --        60,000           --      $198,780
Dale J. Bartos(2).......   18,000      $95,634     17,800       24,200       $14,171     $ 56,100

--------
(1) Market value of underlying Common Stock on date of exercise or fiscal year-end, minus the option exercise price. The share price as of December 30, 1994 was $8.938.

(2) The shares acquired on exercise by Mr. Bartos were still being held by him as of March 22, 1995.

  On February 25, 1993, as an inducement to his employment, the Company loaned Mr. Macleod the $180,000 to facilitate his relocation to Southern California. As of December 30, 1994, $120,000 was
outstanding on the loan. The loan is free of interest so long as Mr. Macleod is employed by the Company; if and when he is not employed by the Company, interest will accrue at 9% per annum. The loan is secured by Mr. Macleod's home in Southern California.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation. Mr. Jamieson was a member of the Committee through March 1, 1995. In this capacity, he was involved in decision-making responsibilities for the 1994 fiscal year. Mr. Jamieson left the Board of Directors prior to the completion of the Report of the Compensation Committee.

OVERALL POLICY

  The Committee consists entirely of independent, outside directors and is responsible for formulating and implementing corporate policy with respect to executive compensation. Each year the Committee reassesses the Company's executive compensation program. The Committee's annual review process involves determining the base salaries of the Chief Executive Officer ("CEO") and the other executive officers, reviewing and approving performance bonus plans and bonus criteria and reviewing the Company's stock option plan and analyzing grants thereunder.

  In determining the executive compensation package for 1994, the Committee sought to retain the Company's talented and entrepreneurial management by setting base salaries at competitive levels and to motivate executive officers to perform to the full extent of their abilities by creating significant incentive compensation opportunities intended to correlate executive compensation with the Company's achievement of certain performance goals.

 The Company's executive compensation program is comprised of base salary, three types of performance bonuses, stock options and a stock purchase plan. The policies underlying each component of the compensation program are described more fully below. Although the components of executive officer compensation are determined separately, the Committee considers the entire compensation (earned or potentially earned) of each executive officer in setting each component.

  The Company has evaluated current compensation levels and concluded it is unlikely that Section 162(m) of the Code would lead to the loss of deductibility of compensation in future periods.

BASE SALARY

  The Committee determines the base salary of the CEO based on competitive compensation data, overall Company financial and operating performance and the Committee's assessment of the CEO's past performance and its expectation as to his future contributions in leading the Company. The Committee has adopted a similar policy with respect to the other executive officers of the Company. Utilizing salary survey data supplied by outside industry associations and independent survey organizations, the Committee fixes base salaries that are within a range of salaries for positions of similar responsibilities at selected other companies. In addition, the Committee considers factors such as overall Company performance and the individual's past performance and future potential in establishing the base salaries of the other executive officers, as well as the recommendations of the CEO. The base salaries for the CEO and the other executive officers have been held constant since July 1, 1992.

BONUS PLANS

  The Committee believes that the CEO and other executive officers' incentive compensation should be influenced by Company financial and operating performance and develops and approves incentive compensation plans which are based upon the achievement of performance goals such as earnings per share
(EPS), sales, gross margins and the market capitalization value of the Company's Common Stock. Incentive compensation plans are also based on the achievement by executive officers and other key employees of individual performance goals, which are typically related to the performance of his or her business group or the area of the Company's business in which he or she is involved.

  Under the Company's Key Person Bonus Plan (the "KPB"), the Committee, in consultation with the CEO, fixes a targeted dollar amount of incentive compensation for the CEO and each other executive officer based upon industry compensation surveys, past performance and estimated future performance. For 1994, the target incentive compensation of the CEO was based principally upon the achievement of a specific EPS target for 1994, which was fixed in December 1993, and also upon overall Company performance in such areas as asset management, accounts receivable, cash flow and inventory turns. For the other executive officers, 50% of the target incentive compensation was based on the achievement of the targeted EPS for 1994. The remaining 50% of the other executive officer incentive compensation under the KPB Plan was linked to specific individual performance objectives. Each individual has several performance objectives. These performance objectives related to such matters as cost of material reduction, inventory management, product quality, accounts receivable, customer service, timeliness of product delivery and new product introduction. In the event that an executive officer did not achieve a specific individual performance objective, a proportionate amount of EPS incentive compensation was lost by that participant. The CEO consults with the Committee as to whether or not each executive officer has achieved his or her individual performance objective or objectives. The Company did not achieve its EPS target in 1994. The CEO did not receive a bonus under the KPB Plan for 1994.

STOCK OPTION PLAN

  Stock options under the Company's Option Plan (approved by stockholders in April 1988) are periodically granted by the Compensation Committee to executive officers and other key employees of the Company to further the growth, development and financial success of the Company. In determining the grants of stock options the Committee reviews with the Chief Executive Officer his recommendations for individual awards, and takes into account the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed optionee. Stock option awards are also based, among other things, on a review of compensation data from selected other companies as well as the Committee's perception of past and expected future contributions to the Company. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price it is an effective incentive for Company management to create value for stockholders. The Committee views stock options, therefore, as an important component of its long-term, performance based compensation philosophy.

STOCK PURCHASE PLAN

  The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors and approved by stockholders in April 1984. The Stock Purchase Plan is administered by the Board and qualifies as an "employee stock purchase plan" under Section 423 of the Code. All employees and executive officers, including the CEO, are eligible to participate in the Stock Purchase Plan.

  The Stock Purchase Plan is intended to provide Company executives and employees with a favorable means of acquiring Common Stock of the Company through payroll deductions and to provide an incentive for continued employment. In general, the purchase price is 85% of the market price of the stock at either the beginning or the end (whichever is lower) of each plan period.

                                          COMPENSATION COMMITTEE

                                          Theodore J. Smith

                         SHAREHOLDER RETURN PERFORMANCE

  The following graph compares the Company's cumulative stockholder return on its Common Stock (no dividends have been paid thereon) with the return on the common stocks included in The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturers indexes. The stocks in these groups are weighted by market capitalization and returns thereon include the reinvestment of dividends. The presentation assumes $100 invested on December 29, 1989, the last trading day prior to the end of the Company's 1989 fiscal year.




                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
          AMONG MICROPOLIS CORP., NASDAQ STOCK MARKET U.S. INDEX AND
                      NASDAQ COMPUTER MANUFACTURERS INDEX
                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           MICROPOLIS     NASDAQ STOCK    NASDAQ COMPUTER
(Fiscal Year Covered)        CORP.          MARKET INDEX    MANUFACTURERS INDEX
---------------------        ----------     ------------    -------------------
Measurement Pt-12/29/89      $100           $100            $100
FYE 12/30/90                 $250           $ 85            $107
FYE 12/30/91                 $246           $136            $149
FYE 12/30/92                 $232           $157            $200
FYE 12/30/93                 $200           $181            $190
FYE 12/30/94                 $255           $177            $209

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required, during the fiscal year ended December 30, 1994 all Section 16(a) filing requirements applicable to Insiders were complied with.

                PROPOSED AMENDMENT TO THE STOCK OPTION PLAN FOR
                      DIRECTORS OF MICROPOLIS CORPORATION

  The stockholders of the Company will be asked to approve an amendment to the Directors Plan. The Directors Plan was adopted by the Board of Directors in October 1987, approved by the stockholders in April 1988 and amended in April 1994. The proposed amendment will increase the number of future options automatically granted under the Directors Plan, upon the terms and conditions set forth in the Directors Plan. In March 1995, the Board of Directors adopted, subject to approval by the stockholders at the April 26, 1995 Annual Meeting, the proposed amendment.

  The principal features of the Directors Plan are summarized below. Copies of the Directors Plan will be available at the Annual Meeting and can also be obtained by making written request of the Company's Secretary.

PARTICIPATION IN THE DIRECTORS PLAN

  It is proposed that the Directors Plan be amended so that each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, automatically shall be granted an option to purchase 10,000 shares of the Company's Common Stock at the close of business on the date of each annual meeting of the stockholders of the Company, subject to approval of this amendment by the stockholders at the April 26, 1995 Annual Meeting. In addition, subject to such stockholder approval, it is further proposed that when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company automatically shall be granted an option to purchase 30,000 shares of the Company's Common Stock at the close of business on the date of his or her election to the Board. If these amendments are approved by the stockholders, further stockholder action would not be required with respect to such automatic option grants in the future.

OPTIONS OUTSTANDING UNDER THE DIRECTORS PLAN

  At January 31, 1995, there were options outstanding to purchase an aggregate of 140,000 shares of Common Stock and there were 115,000 shares available for future issuance under the Directors Plan. The market value of the shares of Common Stock represented by options outstanding under the Directors Plan was $1,338,750 as of January 31, 1995.

  Pursuant to the Directors Plan as presently in effect, each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, automatically shall be granted an option to purchase 5,000 shares of the Company's Common Stock at the close of business on the date of each annual meeting of the stockholders of the Company. In addition, when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company automatically shall be granted an option to purchase 20,000 shares of the Company's Common Stock at the close of business on the date of his or her election to the Board. Further stockholder action is not required with respect to such automatic option grants in the future.

  Generally, options which are exercisable upon a termination of a director's directorship with the Company expire three months following such termination. Options may, however, be exercised within one year by the executors or administrators of the director's estate or his successors by will or the laws of descent and distribution in the event the director's directorship is terminated by reason of his death or if the director dies within the three-month period following termination of his directorship.

  The exercise prices of options automatically granted would be equal to 100% of the fair market value of the Company's Common Stock on the date of grant. To exercise an option, the directors must deliver to the Company a written notice of exercise and full payment in cash of the exercise price for the shares as to which the option is being exercised.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  For Federal income tax purposes, the recipient of non-qualified stock options granted under the Directors Plan will not realize income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise of non-qualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares present or represented and entitled to vote on this amendment at the Annual Meeting of Stockholders is required to approve the adoption of this amendment. The Board of Directors has adopted the amendment and recommends a vote FOR approval of the amendment to the Directors Plan which increases the number of future options automatically granted under the Directors Plan, upon the terms and conditions set forth in the Directors Plan.

                                    GENERAL

INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young to serve as the Company's independent accountants for the 1995 fiscal year. One or more representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

STOCKHOLDER PROPOSALS

  Stockholder proposals for presentation at the annual meeting to be held in 1996 must be received at the Company's principal executive offices on or before November 22, 1995.

ANNUAL REPORT

  The Company's Annual Report to Stockholders containing audited financial statements for the year ended December 30, 1994 is being mailed to all stockholders of record with these proxy materials.

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARDS IN THE ENCLOSED ENVELOPE.

                                        ERICSON M. DUNSTAN
                                        Secretary
DATED: March 27, 1995

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            MICROPOLIS CORPORATION
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 26, 1995

  The undersigned, a stockholder of Micropolis Corporation, a Delaware corporation, hereby appoints Stuart P. Mabon and Barbara V. Scherer and each of them, each having full power of substitution to vote the shares of stock of Micropolis Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of said Corporation to be held at Micropolis Corporation, 21329 Nordhoff Street, Chatsworth, California, on Wednesday, April 26, 1995, at 10:00 A.M. and at any adjournment thereof.

1. Election of Directors:
   FOR [_] Authority to vote            WITHHOLD [_] Authority to vote for all
           for the election of all                   nominees listed below.
           nominees listed below.

   (Except as marked to the contrary below)
            Stuart P. Mabon, Ericson M. Dunstan, Chriss W. Street,
                     J. Larry Smart, S. Kenneth Kannappan

   (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)
  -----------------------------------------------------------------------------
2. Proposed amendment to the Stock Option Plan for Directors of Micropolis Corporation.
                     FOR [_]    AGAINST [_]    ABSTAIN [_]

                   (continued and to be signed on other side)


  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE DIRECTORS AND FOR APPROVAL OF THE ABOVE PROPOSAL AND IF NOT OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED ACCORDINGLY.

              --------------            ----------------
               Proxy Number             Number of Shares


                                            Dated: ----------------------, 1995

                                            -----------------------------------

                                            -----------------------------------
                                              (Signature(s) of Stockholder(s))

                                            (NOTE--Please sign exactly as your
                                            name or names appear on the label.
                                            If more than one name appears, all
                                            persons so designated should sign.
                                            When signing in a representative
                                            capacity, please give your full
                                            title.)

                                            [_] I plan to attend the meeting.

        Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

                        DO NOT FOLD, STAPLE OR MUTILATE